UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                                  June 3, 2003




                            COMVERSE TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)


                   NEW YORK                    0-15502           13-3238402
         (State or other jurisdiction of     (Commission      (I.R.S. Employer
          incorporation or organization)     File Number)    Identification No.)


170 CROSSWAYS PARK DRIVE, WOODBURY, NEW YORK                        11797
 (Address of principal executive offices)                         (Zip Code)


                                 (516) 677-7200
              (Registrant's telephone number, including area code)

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

           (c) Exhibits. The following exhibit is filed with this document:

           Exhibit 99.1 Press Release, dated June 3, 2003, reporting the financial results for Comverse Technology, Inc. for the first quarter ending April 30, 2003.

ITEM 9. REGULATION FD DISCLOSURE (INFORMATION PROVIDED UNDER ITEM 12-RESULTS OF OPERATIONS AND FINANCIAL CONDITION)

           The following information is being furnished under Item 12 of Form 8-K, "Results of Operations and Financial Condition," and is included under Item 9 in accordance with SEC Release Nos. 33-8216 and 34-47583.

           On June 3, 2003, Comverse Technology, Inc. issued a press release announcing its financial results for the fiscal quarter ended April 30, 2003. A copy of the press release is attached hereto as Exhibit 99.1 to this report. In addition, the Company announced that its earnings before interest, taxes, depreciation and amortization ("EBITDA") for the three months ended April 30, 2003 was approximately $505,000. EBITDA is calculated by adding depreciation and amortization of approximately $16,886,000 to the Company's operating loss of approximately $16,381,000. The Company provides EBITDA as additional information for its operating results. This measure is not in accordance with, or an alternative for, generally accepted accounting principles. The Company believes that the presentation of EBITDA provides useful information to management and investors regarding certain additional financial and business trends relating to its financial condition and results of operations.

           The information in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             COMVERSE TECHNOLOGY, INC.


Dated:  June 3, 2003                          /s/ David Kreinberg
                                              ----------------------------------
                                              Name:  David Kreinberg
                                              Title: Executive Vice President
                                                     and Chief Financial Officer

                                  EXHIBIT INDEX



Exhibit No.                    Description
-----------                    -----------

99.1           Press Release, dated June 3, 2003 issued by Comverse Technology,
               Inc.